Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the issuance of up to 215,959 shares of Common Stock under the OneSpaWorld Holdings Limited October 2020 Equity Inducement Awards of our report dated March 30, 2020, with respect to the consolidated and combined financial statements of OneSpaWorld Holdings Limited, included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Miami, Florida

October 13, 2020